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Exhibit 5.1

Sanders Ortoli Vaughn-Flam & Rosenstadt LLP
501 Madison Ave., 14th Floor
New York, NY 10022

November 6, 2007

VECTr Systems Inc.
400 - 1190 Barrington Street
Halifax, Nova Scotia
Canada B3H 2R4

Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Ladies and Gentlemen:

We have acted as counsel to VECTr Systems Inc. (the "Company"), a Nevada corporation, in connection with the preparation and filing of a Registration Statement on Form SB-2 including a Prospectus ("Prospectus") to be filed on November 2, 2007 (the "Registration Statement") covering up to 3,500,000shares of Common Stock, par value $0.001, being sold by G.M. Capital Partners, Ltd. (collectively, the "Shares").  The Shares are issuable upon the exercise of 3,500,000 warrants (the “Warrants”) as described in the Registration Statement.

We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

We are admitted to the practice of law in the State of New York, and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Nevada. The opinion expressed herein is based on the laws of New York including applicable statutory provisions, applicable provisions of the New York Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for in accord with the terms of the respective Warrants and Options, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.

Very truly yours,

                        /s/ Sanders Ortoli Vaughn-Flan Rosenstadt LLP